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                                                                   Exhibit 10.12

                        NON-NEGOTIABLE PROMISSORY NOTE

$2,600,000.00                                                   OCTOBER 17, 1997
                                                             LEXINGTON, KENTUCKY

     FOR VALUE RECEIVED, and pursuant to a Stock Purchase Agreement dated October 17, 1997 (the "Agreement") among Addington Enterprises, Inc. ("Maker") and James J. Kocian (the "Shareholder"), the Maker promises to pay the Shareholder at 304 Hillcrest Drive, Richmond, Texas 77469 the principal sum of TWO MILLION SIX HUNDRED THOUSAND DOLLARS ($2,600,000.00) with no interest accruing thereon, subject to adjustment as described herein, and shall be due and payable as follows:

     1.   PAYMENTS. Maker shall make monthly payments of principal in the
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amount of Thirty Three Thousand Three Hundred Thirty-Three Dollars
($33,333.00)(each a "Monthly Payment") beginning on November 25, 1997, and continuing on the twenty fifth (25th) day of each and every calendar month thereafter until the outstanding principal balance of this Note is paid in full.

     2.   RIGHT OF OFFSET. If Shareholder fails or refuses to promptly pay any
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amounts required under Article 10 of the Agreement after request of Maker or
Ikerd-Bandy Co., Inc. (the "Company"), then Maker may offset any amounts due and owing to Maker or the Company against the Monthly Payments. If such right of offset arises, Maker shall be entitled to withhold and retain any and all Monthly Payments up to the offset amount. The right of offset shall be effective and the withholding and retention of Monthly Payments shall commence on the date that Maker provides written notice of the adjustment to the Shareholder.

     3.   PREPAYMENT. All or any part of the outstanding principal of this Note
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may be prepaid at any time without prepayment penalty or premium. If Maker prepays the entire balance of this Note, the then unpaid principal balance of this Note, when paid, shall be discounted by a discount rate of eight (8.00%).

     4.   EVENTS OF DEFAULT AND REMEDIES. The occurrence of any of the
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following shall be an "Event of Default" hereunder: (a) failure of Maker to make any payment when due under this Note; (b) if Maker shall (i) make an assignment for the benefit of creditors, (ii)
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have a petition initiating any proceeding under the Bankruptcy Code filed by or against it, (iii) have a receiver, trustee, or custodian appointed for all or any material part of its assets, or (iv) seek to make an adjustment, settlement or extension of its debts with its creditors generally; or (c) a proceeding being filed by or commenced against Maker for dissolution or liquidation, or Maker voluntarily or involuntarily terminating or dissolving or being terminated or dissolved. Upon any Event of Default under this Note, the holder of this Note may, at its option and without notice, declare the outstanding principal of this Note to be immediately due and payable, in addition to any other remedies Shareholder may have under applicable law, principles of equity, or otherwise.

     5.   DEFAULT RATE OF INTEREST. Except in the event of default of Maker
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failing to make any payment when due under this Note, this Note shall not bear interest. Upon an event of default of Maker failing to make any payment when due under this Note, the principal balance of this Note shall accrue interest at a rate equal to the Prime Rate plus three percent (3%) unless and until such default is paid or cured. For purposes of this Note, Prime Rate shall mean the prime rate of interest as published daily in the "Money Rates" section of the Wall Street Journal.
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     6.   CUMULATIVE REMEDIES. Failure of the holder of this Note to exercise
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any of its rights and remedies shall not constitute a waiver of any term, covenant or condition of this Note, or any of the rights and remedies of such holder, nor shall it prevent the holder of this Note from exercising any rights and remedies with respect to the subsequent happening of the same or similar occurrences. All rights and remedies of the holder of this Note shall be cumulative to the fullest extent allowed by law.

     7.   WAIVER. The Maker waives presentment, demand, notice of dishonor,
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protest, notice of protest, notice of nonpayment or nonacceptance, any other notice and all due diligence or promptness that may otherwise be required by law, and all exemptions to which they may now or hereafter be entitled under the laws of the Common wealth of Kentucky, the United States of America or any state thereof.

     8.   SINGULAR AND PLURAL TERMS. Wherever used herein, the singular number
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shall include the plural, the plural the singular and the use of any gender shall include all genders.

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     9.   GOVERNING LAW. This Note shall be governed by and construed in
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accordance with the laws of the Commonwealth of Kentucky.

     IN WITNESS WHEREOF, Maker has executed this Note as of October 17, 1997.

                                             ADDINGTON ENTERPRISES, INC.


                                             By /s/ Stephen Addington

                                             Title: Vice President

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